Exhibit 99.1

Issuer Direct Completes Acquisition of Accesswire

Immediately Accretive Transaction Adds Several Hundred Clients, New Private Company Vertical Opportunity

MORRISVILLE, NC / ACCESSWIRE / October 29, 2014 / Issuer Direct Corporation (the “Company”) (NYSE MKT: ISDR), a market leader and innovator of disclosure management solutions and cloud-based compliance technologies, today announced that it has closed its acquisition of Accesswire, a leading newswire upstart. Through this acquisition, Issuer Direct is now one of the industry’s fastest growing newswires.

The acquisition has significantly bolstered the Company’s disclosure management platform for public companies, providing its growing base of customers a single-sourced, consolidated disclosure and communication offering for disseminating news to regulators, shareholders, potential investors and now via its newswire. Accesswire services will be an integral part of the Company’s Cloud-based platform for disclosure and communications.

“This acquisition continues the strong momentum for Issuer Direct, broadening our client base by several hundred additional public and private companies and further expanding our already comprehensive offering,” said Brian Balbirnie, Chief Executive Officer of Issuer Direct. “Having a newswire network within our ecosystem is fundamental to our overall strategy.  Not only do we plan to continue to build upon Accesswire’s existing network, we expect to leverage this powerful news dissemination platform by distributing news through our current PrecisionIR platforms and social media properties. Furthermore, this acquisition will allow us to further diversify our client base beyond the publically traded companies that have formed our historical client base, enabling us to provide services to privately held companies.”

Issuer Direct’s salesforce will add Accesswire’s direct clients to its pipeline moving forward. The immediate mandate will be to introduce Issuer Direct’s shareholder communication and disclosure management offerings.  Additionally, the sales team will engage shareholder communication and disclosure management customers to discuss the new tools clients can utilize with the addition of Accesswire. There are also several dozen resellers of the Accesswire brand, those resellers will have direct access to the Disclosure Management workflow engine to optimize and scale their newswire efforts – Issuer Direct plans on strengthening these reseller relationships with tools, technologies and its 24/7 newsroom editorial services.

Mr. Balbirnie added, “Owning the newswire function outright allows our platform to access and leverage real time press release analytics. These analytics will allow our clients to see retail and institutional investors who engaged with their news, far beyond what traditional distribution channels illustrate today, those investors are now viable prospects to become new shareholders.”

Accesswire distributes news content to millions of desktops globally, via its distribution network of newspapers, trade publications and online platforms and portals, including both online brokerages, and institutional terminals.

Mr. Balbirnie concluded, “This is natural fit, we have millions of shareholders in our platforms from PrecisionIR – the very same investors seeking corporate documents, annual reports and news or earnings information – we truly have built a very compelling platform for the corporate issuer marketplace.”

About Accesswire:

Founded in 2010, Accesswire is a news distribution service, operating one of the industry’s fastest growing newswires. Accesswire’s leadings technology platform is a cloud-based news dissemination platform focused on delivering rich dynamic content, including media, and video. With distribution partners such as Dow Jones, Bloomberg, Associated Press, Yahoo Finance and dozens of aggregators in North America for over 1,000 customers worldwide.

About Issuer Direct Corporation:

Issuer Direct is a disclosure management and targeted communications company. Our integrated platform provides tools, technologies and services that enable our clients to disclose and disseminate information through our network. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

More Information on Issuer Direct:

Tearsheet
Annual Reports
Media Kit
Corporate Timeline

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Issuer Direct’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. Issuer Direct disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact Issuer Direct’s forward-looking statements, please see Issuer Direct’s Annual Report on Form 10-K for the year ended December 31, 2013, including but not limited to the discussion under "Risk Factors" therein, which Issuer Direct has filed with the SEC and which may be viewed at http://www.sec.gov/.

Contact:

Hayden IR Brett Maas (646) 536-7331 brett@haydenir.com	Hayden IR James Carbonara (646)-755-7412 james@haydenir.com	Issuer Direct Corporation Brian R. Balbirnie 919-481-4000 brian.balbirnie@issuerdirect.com